SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 30, 2002


                              DIGITAL FUSION, INC.
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             (Exact Name of Registrant as Specified in its Charter)


        Delaware                     0-24073                   13-3817344
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(State or Other Jurisdiction)  (Commission File Number)      (IRS Employer
                                                           Identification No.)


               400 North Ashley Drive, Suite 2600, Tampa, FL      33602
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               (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code:     (813) 221-0024
                                                    ----------------------------



                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.   Other Events.

     On October 30, 2002, the Registrant issued a press release announcing the receipt of a letter from The Nasdaq Stock Market, Inc. notifying the Registrant that its Common Stock had failed to maintain a minimum closing bid price of $1.00 per share over the last 30 consecutive trading days as required by The Nasdaq SmallCap Market listing requirements and that it has 180 days or until April 28, 2003 to regain compliance by maintaining a minimum closing bid price of $1.00 per share for 10 consecutive trading days. The Registrant further announced that if it can demonstrate net income of at least $750,000 in either its latest fiscal year or in two of its last three fiscal years, stockholders' equity of $5 million or a market capitalization of at least $50 million, the Registrant will be given an additional 180-day grace period or until October 25, 2003 to regain compliance.

Item 7.   Financial Statements and Exhibits.

(c) Exhibits.


Exhibit        Name of Exhibit
-------        ---------------
99.1           Press release of Registrant dated October 30, 2002



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            DIGITAL FUSION, INC.
                                            (Registrant)


                                   By:  /s/ Karen L. Surplus
                                      ------------------------------------------
                                      Karen L. Surplus, Chief Financial Officer,
                                      Treasurer and Asst. Secretary


                                   Date:  October 30, 2002
                                        ----------------------------------------





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                                                                   Exhibit 99.1


    Digital Fusion Receives Notice From Nasdaq to Start 180-Day Grace Period to Regain Compliance With Nasdaq Listing Requirements

     TAMPA, FL.--October 30, 2002, Digital Fusion, Inc. (Nasdaq: DIGF), announced today the receipt of a letter from The Nasdaq Stock Market, Inc. notifying the company that its common stock has failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required by The Nasdaq SmallCap Market listing requirements. The letter states that the company will have 180-days or until April 28, 2003 to regain compliance by maintaining a minimum closing bid price of $1.00 per share for 10 consecutive trading days. Following this initial 180 calendar day grace period, if the company can demonstrate net income of at least $750,000 in either its latest fiscal year or in two of its last three fiscal years, stockholders' equity of $5 million or a market capitalization of at least $50 million, the company will be given an additional 180-day grace period or until October 25, 2003 to regain compliance.

     "The company will consider all available options in order to regain full compliance with the Nasdaq listing requirements," said Roy E. Crippen, III, Digital Fusion's president and chief executive officer.

     About Digital Fusion

     Digital Fusion provides comprehensive business and information technology solutions to businesses, organizations and public sector institutions in the Eastern U.S. We have over 10 years experience designing, developing, and integrating complex business systems, providing a range of services, including enterprise application solutions, IT consulting and IT support and integration. For additional information regarding Digital Fusion's services, visit http://www.digitalfusion.com/.

     Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; and capacity and supply constraints or difficulties. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.

For further information:

Roy E. Crippen                                        Karen L. Surplus
President & Chief Executive Officer                   Chief Financial Officer
+1.813.221.0024 x 4001                                +1.813.221.0024 x 4004
rcrippen@digitalfusion.com                            ksurplus@digitalfusion.com



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